Exhibit 99.1
DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Scott Schroeder	Kate Deck
216-755-5500	216-755-5500
sschroeder@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS OPERATING FFO PER
DILUTED SHARE OF $0.25 FOR THE QUARTER ENDED
JUNE 30, 2010 BEFORE NON-OPERATING ITEMS
CLEVELAND, OHIO, August 2, 2010 - Developers Diversified Realty (NYSE: DDR) today announced operating results for the second quarter ended June 30, 2010.
SIGNIFICANT SECOND QUARTER ACTIVITY
•	Reported operating FFO of $0.25 per diluted share before non-operating items

•	Executed a Company record 477 total leases for 3.2 million square feet as compared to 422 total leases in the first quarter of 2010 and 406 total leases in the second quarter of 2009

•	Increased the core portfolio leased rate to 91.6% at June 30, 2010 from 90.7% at June 30, 2009

•	Increased the portfolio average annualized base rent per occupied square foot to $12.54 at June 30, 2010 from $12.49 at June 30, 2009

•	Improved the spread on new leases to +7.0% and renewals to +3.2% for a blended overall spread of +3.9% which compares to a blended spread of -2.9% in the first quarter of 2010

•	Reported Same Store Net Operating Income growth of positive 1.5% as compared to a decrease of 2.6% in the first quarter of 2010 and a 5% decrease in the second quarter of 2009

•	Reduced consolidated indebtedness by nearly $93 million to $4.6 billion at June 30, 2010

•	Sold $84.4 million of non-prime assets, including joint ventures
“Our second quarter operating fundamentals were very solid, driven by demand for space, positive rental growth, and increased occupancy levels. Growing same store NOI and the continued progress on the disposition of non-prime assets were also key components of our encouraging results. We expect to build on the momentum established during the second quarter as our operating platform continues to perform at a very high level and as we remain extremely focused on successfully executing on our stated strategy,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz.
FINANCIAL HIGHLIGHTS
The Company’s second quarter operating Funds From Operations (“FFO”) was $65.0 million, or $0.25 per diluted share, before $97.8 million of net charges. For the six-month period ended June 30, 2010 the Company reported operating FFO of $130.2 million, or $0.53 per diluted share, before $134.6 million of net charges.

The charges and gains, primarily non-cash, for the periods ended June 30, 2010, are summarized as follows (in millions):

	Three Months	Six Months
Non-cash impairment charges – consolidated assets	$129.7	$131.8
Less portion of impairment charges allocated to non-controlling interests	(31.2)	(31.2)
Executive separation charge	—	2.1
Loss on debt retirement	1.1	—
Non-cash (gain) loss on equity derivative instruments related to Otto investment	(21.5)	3.3
Litigation, debt extinguishment costs and other expenses	9.1	12.1
Loss on asset sales and impairment charges – equity method investments	2.0	3.3
Consolidated impairment charges and loss on sales – discontinued operations	6.9	9.4
FFO associated with Mervyns joint venture, net of non-controlling interest	1.7	3.8

	$97.8	$134.6

FFO applicable to common shareholders for the three-month period ended June 30, 2010, including the above net charges, was a loss of $32.8 million, or $0.13 per diluted share, which compares to FFO of a loss of $166.5 million, or $1.15 per diluted share, for the prior-year comparable period.
FFO applicable to common shareholders for the six-month period ended June 30, 2010, including the above net charges, was a loss of $4.4 million, or $0.02 per diluted share, which compares to FFO of a loss of $26.5 million, or $0.19 per diluted share, for the prior-year comparable period. The decrease in the FFO loss for both the three- and six-month periods ended June 30, 2010, is primarily the result of a decrease in impairment-related charges and the equity derivative adjustment associated with the Otto investment.
Net loss applicable to common shareholders for the three-month period ended June 30, 2010, was $97.1 million, or a loss of $0.39 per diluted share, which compares to a net loss of $237.2 million, or $1.64 per diluted share, for the prior-year comparable period.
Net loss applicable to common shareholders for the six-month period ended June 30, 2010, was $132.0 million, or a loss of $0.55 per diluted share, which compares to a net loss of $160.3 million, or $1.18 per diluted share, for the prior-year comparable period. The decrease in net loss for both the three- and six-month periods ended June 30, 2010, is substantially due to the same factors impacting FFO for the comparable periods.
LEASING & PORTFOLIO OPERATIONS
The following results for the three-month period ended June 30, 2010, highlight continued strong leasing activity throughout the portfolio, including a Company record for executed deals:
•	Executed 206 new leases aggregating approximately 1.3 million square feet and 271 renewals aggregating approximately 1.9 million square feet. In total, the Company executed approximately 3.2 million square feet of leases representing a Company record for volume of leases and square footage.

•	Total portfolio average annualized base rent per occupied square foot, excluding assets in Brazil, as of June 30, 2010 was $12.54, as compared to $12.49 at June 30, 2009. Including the Brazil portfolio, total portfolio average annualized base rent per occupied square foot as of June 30, 2010 was $13.24, as compared to $13.03 at June 30, 2009.

•	The core portfolio leased rate was 91.6% as of June 30, 2010, as compared to 90.7% at June 30, 2009. Including the Brazil portfolio, the core portfolio leased rate was 91.9% at June 30, 2010.

•	On a cash basis, rental rates for new leases increased by 7.0% over prior rents and renewals increased by 3.2%. On a blended basis, leasing spreads increased by 3.9% during the quarter. The increase in leasing spreads for new leases marks an improvement from the decrease of 5.9% reported in the first quarter of 2010.

•	Same store net operating income (“NOI”) increased 1.5% for the three-month period ended June 30, 2010 over the prior-year comparable period.
DISPOSITIONS
The Company sold seven consolidated shopping centers, aggregating approximately 0.5 million square feet, in the second quarter of 2010, generating gross proceeds of approximately $37.1 million. The Company recorded an aggregate net loss of approximately $4.1 million related to asset sales in the second quarter.
In addition, the Company’s joint ventures sold eight shopping centers, aggregating approximately 0.8 million square feet, in the second quarter of 2010, generating gross proceeds of approximately $44.1 million. The joint ventures recorded an aggregate net loss of approximately $3.2 million related to asset sales in the second quarter. No loss was recognized by the Company as the Company reduced its net investment basis in these assets in 2009.
CAPITAL MARKETS ACTIVITIES
In the second quarter of 2010, the Company purchased $100.7 million aggregate principal amount of its outstanding senior unsecured notes at an aggregate $1.8 million discount to par. The Company recorded a non-cash net loss of approximately $1.1 million as a result of the required write-off of $2.9 million of unamortized deferred financing costs and accretion related to the senior unsecured notes repurchased. As of August 2, 2010, the Company’s remaining consolidated wholly-owned 2010 maturities aggregate $11.1 million.
2010 GUIDANCE
There is no change in guidance since the last update provided on April 22, 2010. The Company continues to estimate operating FFO for the year of $1.00-$1.05 per diluted share.
NON-GAAP DISCLOSURES
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for those sold through the Company’s merchant building program, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net (loss) income to FFO and operating FFO is presented in the financial highlights section.
SAFE HARBOR
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended June 30, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.
ABOUT DEVELOPERS DIVERSIFIED REALTY CORPORATION
Developers Diversified owns and manages approximately 630 retail operating and development properties in 43 states, Brazil, Canada and Puerto Rico. Totaling more than 137 million square feet, the Company’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls in and around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available at www.ddr.com.
CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS
DDR continues to update its property list which can now be located on the Company’s website. A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.
The Company will hold its quarterly conference call tomorrow, August 3, 2010 at 10:00 a.m. Eastern Daylight Time. To participate, please dial 1-866-800-8651; when prompted, provide the passcode: 65578822. Access to the live call and replay will also be available through the Company’s website until 12:00 a.m. on September 3, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands-except per share data)

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues:
Minimum rents (A)	$135,869	$132,470	$272,358	$268,126
Percentage and overage rents (A)	600	845	2,720	3,274
Recoveries from tenants	42,926	43,503	90,232	89,843
Ancillary and other property income	4,936	4,881	9,898	9,797
Management, development and other fee income	13,145	14,040	27,161	28,502
Other (B)	4,540	1,737	5,809	4,984

	202,016	197,476	408,178	404,526

Expenses:
Operating and maintenance (C)	37,197	33,626	73,144	67,773
Real estate taxes	26,517	26,168	55,177	53,160
Impairment charges (D)	129,727	48,246	131,777	55,551
General and administrative (E)	19,090	28,412	42,366	47,583
Depreciation and amortization	56,738	56,836	113,531	116,076

	269,269	193,288	415,995	340,143

Other income (expense):
Interest income	1,525	3,228	2,855	6,256
Interest expense (F)	(59,692)	(57,765)	(118,981)	(114,793)
(Loss) gain on repurchases of senior notes (F)	(1,090)	45,901	—	118,479
Gain (loss) on equity derivative instruments (G)	21,527	(80,025)	(3,340)	(80,025)
Other expenses (H)	(11,850)	(6,656)	(14,924)	(11,161)

	(49,580)	(95,317)	(134,390)	(81,244)

Loss from continuing operations before equity in net (loss) income of joint ventures, tax benefit (expense) of taxable REIT subsidiaries and state franchise and income taxes, and gain (loss) on disposition of real estate, net of tax	(116,833)	(91,129)	(142,207)	(16,861)
Equity in net (loss) income of joint ventures (I)	(623)	(9,153)	1,023	(8,801)
Impairment of joint venture investments (D)	—	(40,371)	—	(40,371)
Tax benefit (expense) of taxable REIT subsidiaries and state franchise and income taxes	3,590	(909)	2,574	127

Loss from continuing operations	(113,866)	(141,562)	(138,610)	(65,906)
Loss from discontinued operations (D), (J)	(7,892)	(120,090)	(9,057)	(111,418)

Loss before gain (loss) on disposition of real estate	(121,758)	(261,652)	(147,667)	(177,324)
Gain (loss) on disposition of real estate, net of tax	592	648	(83)	1,096

Net loss	(121,166)	(261,004)	(147,750)	(176,228)
Loss attributable to non-controlling interests	34,591	34,419	36,928	37,044

Net loss attributable to DDR	$(86,575)	$(226,585)	$(110,822)	$(139,184)

Net loss applicable to common shareholders	$(97,142)	$(237,152)	$(131,956)	$(160,318)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(97,142)	$(237,152)	$(131,956)	$(160,318)
Depreciation and amortization of real estate investments	54,148	57,565	108,742	118,601
Equity in net loss (income) of joint ventures (I)	623	9,153	(1,023)	8,374
Joint ventures’ FFO (I)	10,307	3,809	21,862	18,968
Non-controlling interests (OP Units)	8	80	16	159
(Gain) loss on disposition of depreciable real estate	(788)	60	(2,055)	(12,274)

FFO applicable to common shareholders	(32,844)	(166,485)	(4,414)	(26,490)
Preferred dividends	10,567	10,567	21,134	21,134

FFO	$(22,277)	$(155,918)	$16,720	$(5,356)

Per share data:
Earnings per common share
Basic	$(0.39)	$(1.64)	$(0.55)	$(1.18)

Diluted	$(0.39)	$(1.64)	$(0.55)	$(1.18)

Basic – average shares outstanding	248,533	144,227	237,892	136,514

Diluted – average shares outstanding	248,533	144,227	237,892	136,514

Dividends Declared	$0.02	$0.20	$0.04	$0.40

Funds From Operations – Basic (K)	$(0.13)	$(1.15)	$(0.02)	$(0.19)

Funds From Operations – Diluted (K)	$(0.13)	$(1.15)	$(0.02)	$(0.19)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands-except per share data)
Selected Balance Sheet Data (L)

	June 30, 2010	December 31, 2009
Assets:
Real estate and rental property:
Land	$1,932,469	$1,971,782
Buildings	5,593,976	5,694,659
Fixtures and tenant improvements	308,128	287,143

	7,834,573	7,953,584
Less: Accumulated depreciation	(1,403,028)	(1,332,534)

	6,431,545	6,621,050
Land held for development and construction in progress	796,093	858,900
Real estate held for sale, net	3,000	10,453

Real estate, net	7,230,638	7,490,403

Investments in and advances to joint ventures (M)	415,829	420,541
Cash	20,920	26,172
Restricted cash	35,474	95,673
Notes receivable, net	60,547	74,997
Receivables, including straight-line rent, net	135,761	146,809
Other assets, net	152,774	172,011

	$8,051,943	$8,426,606

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$649,844	$775,028
Unsecured debt	1,596,505	1,689,841
Mortgage and other secured debt	2,391,702	2,713,794

	4,638,051	5,178,663
Dividends payable	11,969	10,985
Equity derivative liability (G)	59,420	56,080
Other liabilities	213,536	227,915

Total liabilities	4,922,976	5,473,643

Redeemable operating partnership units	627	627

Preferred shares	555,000	555,000
Common shares (K)	25,012	20,174
Paid-in-capital	3,756,218	3,374,528
Accumulated distributions in excess of net income	(1,248,469)	(1,098,661)
Deferred compensation obligation	12,874	17,838
Accumulated other comprehensive income	5,184	9,549
Less: Common shares in treasury at cost	(11,877)	(15,866)
Non-controlling interests	34,398	89,774

Total equity	3,128,340	2,952,336

	$8,051,943	$8,426,606

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(A)	Base and percentage rental revenues for the six-month period ended June 30, 2010, as compared to the prior-year comparable period, increased $3.7 million primarily due to the acquisition of three shopping centers and the completion of certain developments in 2009 aggregating $6.8 million. This increase was partially offset by store closings related to major tenant bankruptcies in the first quarter of 2009, which approximated $3.0 million and other decreases in operating assets of $0.1 million.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Lease termination fees	$3.0	$1.1	$3.6	$2.6
Financing fees	0.2	0.3	0.4	0.6
Other miscellaneous	1.3	0.3	1.8	1.8

	$4.5	$1.7	$5.8	$5.0

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Bad debt expense	$4.1	$3.1	$7.3	$5.9
Ground rent expense (a)	1.2	1.1	2.5	2.2

(a)	Includes non-cash expense of approximately $0.5 million and $0.4 million for the three-month periods ended June 30, 2010 and 2009, respectively, and approximately $1.0 million and $0.8 million for the six-month periods ended June 30, 2010 and 2009, respectively, related to straight-line ground rent expense.
(D)	The Company recorded impairment charges during the three- and six-month periods ended June 30, 2010 and 2009, on the following consolidated assets and investments because the book basis of the assets was in excess of the estimated fair market value (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Assets formerly occupied by Mervyns (a)	$32.2	$43.3	$32.2	$43.3
Land held for development (b)	54.3	—	54.3	—
Undeveloped land	4.9	0.4	4.9	0.4
Assets marketed for sale	38.3	4.5	40.4	11.8

	$129.7	$48.2	$131.8	$55.5

Sold assets included in discontinued operations (J)	3.2	83.9	4.2	87.5
Joint venture investments	—	40.4	—	40.4

Total impairment charges	$132.9	$172.5	$136.0	$183.4

(a)	The Company’s proportionate share of these impairments was $16.5 million and $29.7 million, after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture and including those impairments classified as discontinued operations, for the three- and six-month periods ended June 30, 2010 and 2009, respectively.

(b)	Amounts reported in 2010 relate to land held for development in Togliatti and Yaroslavl, Russia, of which the Company’s proportionate share was $41.9 million after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the six-month periods ended June 30, 2010 and 2009, general and administrative expenses were approximately 5.1% and 5.4% of total revenues, respectively, including joint venture and managed property revenues. During the six months ended June 30, 2010, the Company incurred a $2.1 million separation charge relating to the departure of an executive officer. Excluding this charge, general and administrative expenses were 4.8% of total revenues for the six months ended June 30, 2010. In the second quarter of 2009, the Company recorded a non-cash charge of $10.5 million as a result of the potential change in control provisions included in the Company’s equity-based award plans triggered from the shareholder approval of the share purchase transaction completed in 2009. Excluding this charge, general and administrative expenses were 4.2% of total revenues for the six-month period ended June 30, 2009.

(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Non-cash interest expense related to amortization of the debt discount	$1.7	$3.3	$3.8	$7.1
Non-cash adjustment to gain on repurchase	2.2	7.2	4.8	14.7
(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction completed in 2009, as a result of changes in the Company’s stock price. The liability will be reclassified into equity upon ultimate exercise or expiration of the warrants.

(H)	Other (expenses) income were comprised of the following (in millions):

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Litigation-related expenses	$(8.3)	$(0.6)	$(10.0)	$(3.7)
Debt extinguishment costs	(2.9)	—	(4.0)	—
Note receivable reserve	—	(5.4)	0.1	(5.4)
Sale of MDT units	—	0.1	—	(0.8)
Abandoned projects and other expenses	(0.7)	(0.8)	(1.0)	(1.3)

	$(11.9)	$(6.7)	$(14.9)	$(11.2)

(I)	At June 30, 2010 and 2009, the Company owned joint venture interests, excluding consolidated joint ventures, in 250 and 324 shopping center properties, respectively. See pages 11-13 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(J)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues from operations	$459	$11,180	$1,655	$24,036

Operating expenses	426	4,449	1,244	8,946
Impairment charges	3,160	83,859	4,182	87,459
Interest, net	504	3,636	1,213	7,490
Depreciation and amortization	204	3,303	582	7,143

Total expenses	4,294	95,247	7,221	111,038

Loss before disposition of real estate	(3,835)	(84,067)	(5,566)	(87,002)
Loss on disposition of real estate, net	(4,057)	(36,023)	(3,491)	(24,416)

Net loss	$(7,892)	$(120,090)	$(9,057)	$(111,418)

(K)	For purposes of computing FFO and operating FFO per share, the following share information was utilized (in millions):

	At June 30,
	2010	2009
Common shares outstanding	250.1	153.7
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Weighted average common shares outstanding	250.1	144.2	239.4	136.5

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units — Basic & Diluted	250.5	144.6	239.8	136.9

Assumed conversion of dilutive securities	7.7	—	7.2	—

Operating FFO Weighted average common shares and OP Units —Diluted	258.2	144.6	247.0	136.9

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(L)	Amounts include the consolidation of a 50% owned joint venture, DDR MDT MV LLC (“MV LLC”), that owns 27 sites formerly occupied by Mervyns at June 30, 2010, which includes the following (in millions):

	June 30, 2010	December 31, 2009
Real estate, net	$151.9	$218.7
Restricted cash	21.0	50.5
Mortgage debt	179.8	225.4
Non-controlling interests	(2.3)	22.4
(M)	In addition, included in the Company’s balance sheet as of December 31, 2009, was $28.5 million of assets owned by a consolidated joint venture that was deconsolidated in accordance with the adoption of Accounting Standards Codification No. 810, “Amendments to FASB Interpretation No. 46(R)” (“ASC 810”) as of January 1, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
Combined condensed income statements

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues from operations (A)	$170,347	$201,206	$340,440	$413,399

Operating expenses	71,124	76,104	137,237	157,672
Impairment charge (B)	10,922	—	10,922	—
Depreciation and amortization of real estate investments	51,352	57,240	99,194	115,908
Interest expense	60,838	77,348	120,488	141,264

	194,236	210,692	367,841	414,844

Loss from operations before tax expense and discontinued operations	(23,889)	(9,486)	(27,401)	(1,445)
Income tax expense	(5,035)	(2,562)	(9,833)	(4,552)
Income (loss) from discontinued operations, net of tax	674	(34,115)	885	(33,556)
Loss on disposition of discontinued operations, net of tax (C)	(3,212)	(6,048)	(11,963)	(6,077)
Income (loss) on disposition of assets (D)	17	—	17	(26,741)
Other, net (E)	—	(2,241)	—	9,437

Net loss	$(31,445)	$(54,452)	$(48,295)	$(62,934)

Net loss at DDR ownership interests (F)	$(1,824)	$(11,876)	$(164)	$(11,073)

FFO at DDR’s ownership interest (G)	$10,307	$3,809	$21,862	$18,968

Combined condensed balance sheets

	June 30, 2010	December 31, 2009
Land	$1,616,270	$1,782,431
Buildings	4,846,362	5,207,234
Fixtures and tenant improvements	147,186	146,716

	6,609,818	7,136,381
Less: Accumulated depreciation	(670,233)	(636,897)

	5,939,585	6,499,484
Land held for development and construction in progress (H)	173,793	130,410

Real estate, net	6,113,378	6,629,894
Receivables, including straight-line rent, net	124,504	113,630
Leasehold interests	10,876	11,455
Other assets, net	309,325	342,192

	$6,558,083	$7,097,171

Mortgage debt (I)	$4,047,156	$4,547,711
Notes and accrued interest payable to DDR	82,522	73,477
Other liabilities	202,523	194,065

	4,332,201	4,815,253
Accumulated equity	2,225,882	2,281,918

	$6,558,083	$7,097,171

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
(A)	Revenues for the three- and six-month periods includes the following (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Straight-line rents	$0.9	$0.9	$2.1	$1.7
DDR’s proportionate share	0.1	0.1	0.3	0.1
(B)	Impairment charge recorded on one asset of which the Company’s proportionate share of the loss was approximately $0.4 million.

(C)	Loss on disposition of discontinued operations includes the sale of properties by three separate unconsolidated joint ventures in the first and second quarters of 2010. In 2009, $170.9 million of impairment charges were recorded by these joint ventures in anticipation of the sales transactions. No loss was recognized by the Company in the second quarter of 2010 as the investment basis of these assets had been previously reduced. The Company’s proportionate share of the loss for the assets sold in the first quarter of 2010 was approximately $1.3 million.

Loss on disposition of discontinued operations included the sale of four properties by two separate unconsolidated joint ventures in the second quarter of 2009 resulting in a loss of $6.0 million of which the Company’s proportionate share was $1.4 million for the three and six months ended June 30, 2009.

(D)	In the first quarter of 2009, an unconsolidated joint venture disposed of a property resulting in a loss of $26.7 million, of which the Company’s proportionate share was $5.8 million.

(E)	Activity relates to the Company’s investment in the MDT units primarily liquidated in the third quarter of 2009.
(F)	Adjustments to the Company’s share of joint venture equity in net loss is related primarily to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Income	$1.2	$2.6	$1.2	$2.2
(G)	FFO from unconsolidated joint ventures are summarized as follows:

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Net loss	$(31,445)	$(54,452)	$(48,295)	$(62,934)
Loss on sale of real estate	(47)	—	(47)	—
Depreciation and amortization of real estate investments	51,688	62,947	102,001	127,037

	$20,196	$8,495	$53,659	$64,103

DDR ownership interests	$10,307	$3,809	$21,862	$18,968

DDR joint venture distributions received, net	$11,221	$7,061	$22,020	$15,736

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
(H)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $62.9 million and $37.6 million at June 30, 2010 and December 31, 2009, respectively.

The combined condensed balance sheet at June 30, 2010 included a joint venture under development that was deconsolidated by the Company as of January 1, 2010 due to the adoption of ASC 810 (Footnote M on page 10 of this release).

(I)	The Company’s proportionate share of joint venture debt aggregated approximately $850.5 million and $917.0 million at June 30, 2010 and December 31, 2009, respectively.